UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

Commission File Number 000-27261

CH2M HILL Companies, Ltd.

(Exact name of Registrant as specified in its charter)

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 14, 2012, CH2M HILL’s Board of Directors approved the CH2M HILL Companies, Ltd. Amended and Restated Retirement and Tax-Deferred Savings Plan (the “401(k) Plan”).  This Current Report on Form 8-K updates the description of the 401(k) Plan set forth in CH2M HILL’s Registration Statement  (No. 333-113160) on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2010.

Prior to the amendment and restatement, the 401(k) Plan provided for matching contributions determined by a percentage of the employee’s contributions for the calendar quarter up to 4% of the employee’s base compensation.  As amended and restated, the 401(k) Plan now provides for matching contributions determined by a percentage of the employee’s contributions for the calendar quarter up to the first 6 percent of the employee’s base pay, although specific subsidiaries or business groups may have different limits on employer matching.

In addition, prior to the amendment and restatement, the 401(k) Plan provided for a six-year vesting schedule (with 20% vesting per year starting after two years of service) for employer matching contributions under the plan.  The amended and restated 401(k) Plan provides for a five-year vesting schedule for employer matching contributions, with 20% vesting per year beginning at the end of the first year of service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: September 20, 2012	By:	/s/ Margaret B. McLean
Margaret B. McLean
Its: Senior Vice President, Chief Legal Officer and Corporate Secretary